                                                                      Exhibit 10

                             STOCKHOLDER AGREEMENT
                             ---------------------


     THIS STOCKHOLDER AGREEMENT dated May 5, 1999 (this "Agreement"), is made and entered into among Falcon Products, Inc., a Delaware corporation ("Parent"), SY Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), on the one hand, and Paul N. Steinfeld ("Stockholder"), on the other hand.

                                   RECITALS:
                                   --------

     A. Parent, Purchaser, and Shelby Williams Industries, Inc., a Delaware corporation ("Company"), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which the Purchaser will merge with and into Company (the "Merger") on the terms and subject to the conditions set forth in the Merger Agreement. Except as otherwise defined herein, terms used herein with initial capital letters have the respective meanings ascribed thereto in the Merger Agreement.

     B. As of the date hereof, Stockholder beneficially owns and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) 625,000 shares (together with any shares issued to Stockholder after the date of this Agreement pursuant to the exercise of options, the "Shares") of the common stock, par value $.05 per share (the "Common Stock"), of Company. The Shares as of the date of this Agreement are described on Exhibit A hereto.
                                                         ---------

     C. Pursuant to the Merger Agreement, Purchaser shall commence a cash tender offer (the "Offer") to purchase at a price of $16.50 per share all of the Common Stock of Company. Stockholder has advised Parent and Purchaser that it intends to tender the Shares in the Offer.

     D. As a condition and inducement to Parent's and Purchaser's willingness to enter into the Merger Agreement, Parent and Purchaser have requested that Stockholder agree, and Stockholder has agreed, to enter into this Agreement.

     E. The Board of Directors of the Company has approved this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby so as to render inapplicable Section 203 of the Delaware General Corporation Law to the transactions contemplated hereby and thereby.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement and the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                               VOTING AGREEMENT
                               ----------------

     Section 1.1  Agreement to Vote Shares.  During the term of this Agreement,
                  ------------------------
at any meeting of the stockholders of Company called to consider and vote upon the adoption of the Merger Agreement (and at any and all postponements and adjournments thereof), and in connection with any action to be taken in respect of the adoption of the Merger Agreement by written consent of stockholders of Company, Stockholder shall vote or cause to be voted (including by written consent, if applicable) all of the Shares in favor of the adoption of the Merger Agreement and in favor of any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon at any such meeting or made the subject of any such written consent, as applicable. During the term of this Agreement, at any meeting of the stockholders of Company called to consider and vote upon any Other Proposal (as hereinafter defined), and at any and all postponements and adjournments thereof, and in connection with any action to be taken in respect of any Other Proposal by written consent of stockholders of Company, Stockholder shall vote or cause to be voted (including by written consent, if applicable) all of the Shares against such Other Proposal. For purposes of this Agreement, the term "Other Proposal" means any (a) Takeover Proposal (as defined in the Merger Agreement) or (b) other action which is intended or could reasonably be expected to materially impede, interfere with, delay or materially and adversely affect the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement; provided, however, that neither the Merger nor any other transaction contemplated by the Merger Agreement to be consummated by Company, Parent or Purchaser in connection with the Merger shall constitute an Other Proposal. Stockholder shall not enter into any agreement or understanding with any person or entity the effect of which would be violative of the provisions and agreements contained in this
Section 1.1.


     Section 1.2  Irrevocable Proxy.
                  -----------------

     (a)  Grant of Proxy. STOCKHOLDER HEREBY APPOINTS PARENT AND ANY DESIGNEE OF
          --------------
PARENT AND EACH OF THEM INDIVIDUALLY, STOCKHOLDER'S AGENT, PROXY AND ATTORNEY-IN-FACT DURING THE TERM HEREOF, PURSUANT TO THE PROVISIONS OF SECTION 212 OF THE DELAWARE GENERAL CORPORATION LAW, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, TO VOTE OR ACT BY WRITTEN CONSENT DURING THE OPTION PERIOD WITH RESPECT TO THE SHARES IN ACCORDANCE WITH SECTION 1.1 HEREOF. THIS PROXY IS GIVEN TO SECURE THE PERFORMANCE OF THE DUTIES OF STOCKHOLDER UNDER THIS AGREEMENT. STOCKHOLDER AFFIRMS THAT THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. STOCKHOLDER SHALL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY.

     (b)  Other Proxies Revoked.  Stockholder represents that any proxies
          ---------------------
heretofore given in respect of the Shares, if any, are not irrevocable, and that all such proxies are hereby revoked.

                                  ARTICLE II
                         CUSTODY AND TENDER OF SHARES
                         ----------------------------

     2.1  Delivery of Shares to Custodian. As soon as practicable after the date
          -------------------------------
hereof, Stockholder shall deliver the certificates representing the Shares (together with related stock powers duly endorsed for transferability) to D'Ancona & Pflaum, LLC (the "Custodian"), which shall retain custody of the Shares and stock powers until they are tendered pursuant to Section 2.3.

     2.2  Delivery of Letter of Transmittal to Custodian.  As soon as
          ----------------------------------------------
practicable after the date on which the Offer is commenced, Stockholder shall deliver a Letter of Transmittal covering the Shares, duly executed in accordance with the terms of the offer materials used in connection with the Offer, to the Custodian, which shall retain custody of the Letter of Transmittal until it is delivered to the Depository pursuant to Section 2.3.

     2.3  Tender of Shares and Delivery of Letter of Transmittal to Depository.
          --------------------------------------------------------------------
Prior to the expiration or termination of the Offer, Stockholder shall cause Custodian to and Custodian shall deliver all, but not part, of the Shares, together with the related stock powers and Letter of Transmittal, to the depository for the Offer and such delivery shall constitute a tender by the Stockholder under the Offer. The tendered Shares may not be withdrawn except following the termination of this Agreement pursuant to Section 5.2. Except as otherwise set forth in this Agreement, all rights of ownership with respect to the Shares shall remain with Stockholder until the Effective Time or the purchase of the Shares pursuant to the Offer.

     2.4  Right of Purchaser.  If the Shares, stock powers, and Letter of
          ------------------
Transmittal have not been tendered to the depository by the fifteenth (15th) business day following the commencement of the Offer, Purchaser shall have the right to instruct the Custodian to effect the tender of the Shares as provided in Section 2.3, whereupon Custodian shall promptly, but in any event within one
(1) business day, deliver such Shares, stock powers, and Letter of Transmittal to said Depository. Such instruction shall be given to Custodian in the same manner as provided in Section 5.6 with respect to D'Ancona & Pflaum, LLC.

     2.5  Further Assurances.  Stockholder shall take all actions necessary or
          ------------------
appropriate to cause the Custodian to tender the Shares to the depository for the Offer prior to the expiration or termination of the Offer.


                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     Section 3.1  Certain Representations and Warranties of Stockholder.
                  -----------------------------------------------------
Stockholder represents and warrants to Parent and Purchaser as follows:

     (a)  Ownership.  Stockholder is the sole record and beneficial owner of the
          ---------
Shares and has full and unrestricted power to dispose of and to vote the Shares. Other than as set forth in the Company's Proxy Statement dated March 24, 1999, Stockholder does not beneficially own any securities of Company on the date hereof other than the Shares. Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Articles I and II hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

     (b)  Power and Authority; Execution and Delivery.  Stockholder has all
          -------------------------------------------
requisite legal capacity, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Stockholder. This Agreement has been duly executed and delivered by Stockholder and, assuming that this Agreement constitutes the valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity.

     (c)  No Conflicts. The execution and delivery of this Agreement do not,
          ------------
and, subject to compliance with the HSR Act and securities laws, to the extent applicable, the consummation of the transactions contemplated hereby and compliance with the provisions hereof, will not (i) conflict with or result in any breach of any organizational documents applicable to Stockholder or (ii) conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, or give rise to a material obligation, a right of termination, cancellation, or acceleration of any obligation or a loss of a material benefit under, or require notice to or the consent of any person under any agreement, instrument, undertaking, law, rule, regulation, judgment, order, injunction, decree, determination or award binding on Stockholder, other than any such conflicts, breaches, violations, defaults, obligations, rights or losses that individually or in the aggregate would not (i) materially impair the ability of Stockholder to perform Stockholder's obligations under this Agreement or (ii) prevent or delay the consummation of any of the transactions contemplated hereby.

     (d)  No Encumbrances. Except as applicable in connection with the
          ---------------
transactions contemplated by Articles I and II hereof, the Shares and the certificates representing the Shares are now, and at all times during the term hereof will be, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever except for any such encumbrances or proxies arising hereunder or any such encumbrances not caused or created by Stockholder.

     (e)  No Finder's Fees.  No broker, investment banker, financial advisor or
          ----------------
other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Stockholder.

     Section 3.2  Representations and Warranties of Parent and Purchaser.
                  ------------------------------------------------------
Parent and Purchaser hereby represent and warrant to Stockholder that:

     (a) Power and Authority; Execution and Delivery.  Parent and Purchaser each
         -------------------------------------------
has all requisite legal capacity, corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Purchaser. This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming that this Agreement constitutes the valid and binding obligation of Stockholder, constitutes a valid and binding obligation of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity.

     (b)  No Conflicts. The execution and delivery of this Agreement do not, and
          ------------
subject to compliance with the HSR Act, to the extent applicable, the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not (i) conflict with or result in any breach of any organizational documents applicable to Parent or Purchaser or (ii) conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, or give rise to a material obligation, right of termination, cancellation, or acceleration of any obligation or a loss of a material benefit under, or require notice to or the consent of any person under any agreement, instrument, undertaking, law, rule, regulation, judgment, order, injunction, decree, determination or award binding on Parent or Purchaser, other than any such conflicts, breaches, violations, defaults, obligations, rights or losses that individually or in the aggregate would not (i) impair the ability of Parent and Purchaser to perform their obligations under this Agreement or (ii) prevent or delay the consummation of any of the transactions contemplated hereby.

                                  ARTICLE IV
                               CERTAIN COVENANTS
                               -----------------

Section 4.1    Certain Covenants of Stockholder.
               --------------------------------

     (a)  Restriction on Transfer of Shares, Proxies and Noninterference. During
          --------------------------------------------------------------
the term of this Agreement, Stockholder shall not, directly or indirectly: (A) except pursuant to the terms of this Agreement and except for the tender of Shares in the Offer, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares; (B) except pursuant to the terms of this Agreement, grant any proxies (other than proxies relating to the election of management's slate of directors at an annual meeting of Company's stockholders, and other routine matters which would not require the filing of a preliminary proxy statement under Rule 14a-6(a) of the Exchange Act), or powers of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement with respect to any of the Shares; or (C) take any action that would make any representation or warranty contained herein untrue or incorrect or have the effect of impairing the ability of Stockholder to perform Stockholder's obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby or by the Merger Agreement; provided, however, that notwithstanding the foregoing, Stockholder may transfer Shares to any charitable foundation established by him if, and only if, such charitable foundation (i) acknowledges in writing its understanding and agreement that the Shares so transferred to it shall remain subject to this Agreement, and (ii) further agrees to be bound by the terms hereof with respect to such Shares.

     (b)  Cooperation.  Stockholder, in the capacity as a stockholder, shall
          -----------
cooperate fully with Parent, Purchaser and Company in connection with their respective efforts to fulfill the conditions to the Merger set forth in Article VII of the Merger Agreement.

     (c)  Releases.  Stockholder hereby fully, unconditionally and irrevocably
          --------
releases, effective as of the Effective Time, any and all claims and causes of action that Stockholder has or may have against Company or any of its Subsidiaries or any present or former director, officer, employee or agent of Company or any of its Subsidiaries (collectively, the "Released Parties") arising or resulting from or relating to any alleged breach of fiduciary duty by any officer or director of the Company occurring prior to the Effective Time; provided, however, that such release shall not apply to any currently effective contract or agreement between Stockholder and Company (the "Existing Contracts") or any claim or cause of action arising therefrom.

     (d)  No Solicitation.  Stockholder shall not, in the capacity as a
          ---------------
stockholder, respond to any inquiries or the making of any proposal by any person or entity (other than Parent or any affiliate of Parent) concerning any business combination merger, tender offer, exchange offer, sale of assets, sale of shares of capital stock or debt securities or similar transactions involving Company or any Subsidiary, division or operating or principal business unit of Company. If Stockholder, in the capacity as a Stockholder, receives any such inquiry or proposal, then Stockholder shall promptly inform Parent of the existence thereof. Stockholder, in the capacity as a Stockholder, will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. For purposes of this paragraph (d), Stockholder shall not be deemed to be acting in the capacity as a stockholder if, and to the extent that, the Board of Directors of the Company or any committee thereof authorizes and directs Stockholder to hold discussions with any third party in response to the Company's receipt of an unsolicited Takeover Proposal on behalf of the Company provided that Stockholder informs such third party that in holding any such discussions with such third party, Stockholder is speaking on behalf of the Corporation and not for himself as a stockholder of the Company.

     (e)  Reliance by Parent.  Stockholder understands and acknowledges that
          ------------------
Parent and Purchaser are entering into, the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

                                   ARTICLE V
                                 MISCELLANEOUS
                                 -------------

     Section 5.1  Fees and Expenses.  Each party hereto shall pay its own
                  -----------------
expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

     Section 5.2  Amendment; Termination.  This Agreement may not be amended
                  ----------------------
except by an instrument in writing signed on behalf of each of the parties hereto. This Agreement and the proxies granted pursuant to Section 1.2 shall terminate on the earlier of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms. If, following the termination of this Agreement as contemplated by clause (ii) of the previous sentence, Stockholder notifies Parent and Purchaser that the Shares have been tendered, that it desires to withdraw the Shares from the Offer, and that it has so notified the depository, Parent and Purchaser shall, so long as Shares may then be withdrawn from the Offer, cooperate with

Stockholder in its request for the return of the Shares and instruct the depository to return the Shares to Stockholder at its earliest convenience.

     Section 5.3  Extension; Waiver.  Any agreement on the part of a party to
                  -----------------
waive any provision of this Agreement, or to extend the time for any performance hereunder, shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     Section 5.4  Entire Agreement; No Third-Party Beneficiaries.  This
                  ----------------------------------------------
Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, and is not intended to confer upon any person other than the parties any rights or remedies; provided, however, that the provisions of Section 4.1(c) are intended to inure to the benefit of, and to be enforceable by, the Released Parties. This Agreement shall not affect or in any way amend any of the Existing Contracts.

     Section 5.5  Governing Law.  This Agreement shall be governed by, and
                  -------------
construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     Section 5.6  Notices.  All notices, requests, claims, demands and other
                  -------
communications under this Agreement shall be in writing and shall be deemed given if delivered personally, or sent by overnight courier or telecopy (providing proof of delivery) to the address set forth below (or, in each case, at such other address as shall be specified by like notice).

If to Parent or Purchaser:

          Falcon Products
          9387 Dielman Industrial Drive
          St. Louis, Missouri  63132
          Attention:  Franklin A. Jacobs
                      Chairman and Chief Executive Officer
          Telecopy:   (314) 991-9295

     with a copy (which shall not constitute notice) to:

          Gallop, Johnson & Neuman, L.C.
          101 South Hanley / Suite 1600
          St. Louis, Missouri  63105
          Attention:  Robert H. Wexler, Esq.
          Telecopy:  (314) 862-1219

If to Stockholder:

          Manfred Steinfeld
          4679 Bocaire Boulevard
          Boca Raton, Florida  33487
          Telecopy:  (561) 241-3508

     with a copy (which shall not constitute notice) to:

          D'Ancona & Pflaum, LLC
          111 East Wacker Drive / Suite 2800
          Chicago, Illinois  60601-4205
          Attention:  Walter Roth, Esq.
          Telecopy:   (314) 602-3000

     Section 5.7  Assignment.  Neither this Agreement nor any of the rights,
                  ----------
interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by Stockholder without the prior written consent of Parent, and any such assignment or delegation that is not consented to shall be null and void. This Agreement, together with any rights, interests, or obligations of Parent and Purchaser hereunder, may be assigned or delegated, in whole or in part, by Parent and Purchaser without the consent of or any action by Stockholder upon notice by Parent or Purchaser to Stockholder as herein provided. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns (including without limitation any person to whom any Shares are sold, transferred, assigned or passed, whether by operation of law or otherwise).

     Section 5.8  Confidentiality.  Stockholder recognizes that successful
                  ---------------
consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, Stockholder hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than its counsel and advisors, if any) without the prior written consent of Parent, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or disclosures its counsel advises are necessary in order to fulfill its obligations imposed by law, in which event Stockholder shall give notice of such disclosure to Parent as promptly as practicable so as to enable Parent to seek a protective order from a court of competent jurisdiction with respect thereto.

     Section 5.9  Further Assurances.  Stockholder shall execute and deliver
                  ------------------
such other documents and instruments and take such further actions as may be necessary or appropriate or as may be reasonably requested by Parent or Purchaser in order to ensure that Parent and Purchaser receive the full benefit of this Agreement.

     Section 5.10 Enforcement.  Irreparable damage would occur in the event
                  -----------
that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks subject matter jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto (i) shall submit itself to the personal jurisdiction of the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks subject matter jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware) in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) shall not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks subject matter jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware).

     Section 5.11 Severability.  Whenever possible, each provision or portion
                  ------------
of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     Section 5.12 Descriptive Headings.  The descriptive headings used herein
                  --------------------
are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 5.13 Counterparts.  This Agreement may be executed in one or more
                  ------------
counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each party and delivered to the other parties.

                           [signature page follows]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the day and year first written above.

                           FALCON PRODUCTS, INC.


                           By: /s/ Franklin A. Jacobs
                               -----------------------------------------
                           Name: Franklin A. Jacobs
                           Title:  Chairman and Chief Executive Officer


                           SY ACQUISITION, INC.


                           By: /s/ Franklin A. Jacobs
                               -----------------------------------------
                           Name: Franklin A. Jacobs
                           Title:  President



                           By: /s/ Paul N. Steinfeld
                               -----------------------------------------
                           Name: Paul N. Steinfeld

This Stockholder Agreement dated May 5, 1999 among Falcon Products, Inc., a Delaware corporation, SY Acquisition, Inc., a Delaware corporation, and Paul N. Steinfeld is hereby executed effective as of May 5, 1999 on behalf of D'Ancona & Pflaum, LLC, as Custodian, solely to evidence that it is bound by the obligations contained in Article II.

D'Ancona & Pflaum, LLC



By: /s/ Walter Roth
    ---------------------------
    Walter Roth, Member


Date: May 5, 1999
      -------------------------

                                   Exhibit A
                                   ---------


                    Certificate Number    Number of Shares*
                    ------------------    ----------------




* Does not include options held by Mr. Steinfeld to acquire a total of 9,998 shares which shares, if issued, pursuant to the exercise thereof shall be deemed Shares for purposes of this Stockholder Agreement.